Exhibit 99.1

Contacts:

Media	Investor Relations
Brian Grace	Sean Meakim
(602) 897-0205	(623) 223-5980
Brian.Grace@honeywellaerospace.us	Sean.Meakim@honeywellaerospace.us

Honeywell Aerospace reports second quarter results;
updates 2026 outlook

•Sales of $4.5 billion, reported and organic1 sales up 5% year over year
•Net income of $0.3 billion and adjusted EBIT1 of $1.0 billion, excluding pro forma standalone adjustments
•Revises full-year sales and pro forma standalone adjusted EBIT1 guidance and issues full-year pro forma standalone adjusted earnings per share1 guidance
•Completed spin-off from Honeywell Technologies on June 29

PHOENIX, August 5, 2026 -- Honeywell Aerospace (Nasdaq: HONA) today announced results for the second quarter following the completion of its spin-off from Honeywell International Inc. (“Honeywell Technologies”, Nasdaq: HON). The company also updated its full-year 2026 outlook for organic1 sales and pro forma standalone adjusted EBIT1, initiated full-year 2026 pro forma standalone adjusted earnings per share1 guidance, and maintained its second half 2026 free cash flow1 guidance range.

“Our successful separation marks an important milestone for Honeywell Aerospace, and we enter this next chapter with solid momentum. We delivered mid-single-digit sales growth in our final quarter as a segment of Honeywell as the significant customer demand for our mission-critical portfolio continues. Secular trends across our end markets remain strong while supply constraints limited output growth in the quarter,” said Jim Currier, Chief Executive Officer of Honeywell Aerospace. “As we establish Honeywell Aerospace as a standalone company, we will harness our increased financial flexibility and leverage our Honeywell Aerospace Operating System to drive greater innovation, more resilient output, and above market growth over time.”

Currier continued, “For the second half of 2026, we believe it is prudent to align our guidance to our supply chain’s demonstrated capabilities at the end of the second quarter. At the same time, we are taking the strategic and tactical actions necessary to position Honeywell Aerospace for accelerating growth and compelling financial performance. We are committed to delivering on the 2030 targets laid out at Investor Day in June, and we are moving with the speed and urgency required for improved performance in 2027 and beyond.”

Recent Honeywell Aerospace highlights
•Honeywell Aerospace hosted its inaugural Investor Day in Phoenix on June 3, during which it presented its three strategic priorities for creating substantial value: expand leadership in attractive end markets, invest in differentiated technology platforms and strengthen operational capabilities to unlock further growth.
•The Honeywell Aerospace Operating System, with its standardized approach to decision-making, problem solving and communicating, is being rolled out across the company.
•Several critical supply chain actions are underway, including:
◦Qualifying over 50 new suppliers, with 50 more expected for the second half;
◦Increasing investment in supplier tooling, with planned spending up 20% in the second half versus the first half and doubling from 2025 to 2027, of which approximately 70% is going to castings; and
◦Expanding the number of multi-sourced parts by more than 15% for the year.
•Year to date, the company has secured $15 billion of new wins (estimated lifetime value) highlighted by the following announcements:
◦IndiGo has selected Honeywell Aerospace’s flagship avionics and power systems for its order of 810 new Airbus A320neo family aircraft. This agreement represents the largest new-aircraft-selectable equipment win in company history.

Honeywell Aerospace 2Q26 Results - 2
◦The company announced that Aeromexico intends to adopt its newest and most advanced runway safety technology, known as Surface Alerts (SURF-A), across the carrier’s Boeing 737NG and 737MAX fleet of more than 100 aircraft. SURF-A is a prime example of the retrofit, modification and upgrade (RMU) growth strategy.
◦Civitanavi Systems’ ARGO 4000 inertial measurement has become a preferred solution for European OEMs integrating guidance capability into missile programs, unmanned platforms, maritime vessels and land vehicles.

Summary financial results
Honeywell Aerospace sales for the second quarter increased 5% on a reported and organic¹ basis year over year. Backlog grew to $18.2 billion at quarter end, up 9% from the prior year, and trailing twelve-months orders were up 8%, led by continued strength in Defense and Space. Adjusted EBIT was down 7%, including approximately $100 million of separation-related costs and inventory obsolescence charges.

($ in millions, except per share amounts)	2Q 2026	2Q 2025	% Change
Backlog	$18,154	$16,600	9%
Sales	$4,522	$4,289	5%
Net income	$256	$852	(70)%
Adjusted EBIT[1]	$995	$1,066	(7)%
Earnings per share[2]	$0.78	$2.66	(71)%
Adjusted earnings per share[1,2]	$1.87	$2.75	(32)%
End market sales
Commercial Aftermarket sales of $2.0 billion grew 8% year over year, driven by broad-based demand across the installed base, including higher business aviation flight hours. Commercial Original Equipment sales were up 6% to $0.7 billion as commercial air transport shipments recoupled to increased customer build schedules. Defense and Space sales of $1.8 billion expanded 3%, as increased domestic volumes were partially offset by lower international volumes due to supply constraints and the wind-down of a restricted government program.

($ in millions)	2Q 2026	2Q 2025	% Change
Commercial Original Equipment	$679	$640	6%
Commercial Aftermarket	$2,026	$1,881	8%
Defense and Space	$1,817	$1,768	3%

2026 outlook
Based on second quarter results and current business trends, Honeywell Aerospace updated its prior full-year and second half guidance ranges.

	Previous guidance	Current guidance
Organic[1] growth	7% - 9%	4% - 5%
Pro forma standalone adjusted EBIT[1,3]	$4.65B - $4.75B	$4.35B - $4.45B
Year-over-year growth[1,3]	7% - 10%	Flat - 3%
Pro forma standalone adjusted earnings per share[2,3]		$7.60 - $7.90
Second half free cash flow[1]	$1.0B - $1.5B	$1.0B - $1.5B
1.See additional information at the end of this release regarding non-GAAP financial measures.
2.Earnings per share and adjusted earnings per share for all periods prior to the spin-off is calculated using 317 million common shares based on the shares of Honeywell Aerospace common stock outstanding as of the spin-off date, June 29, 2026. It is assumed there are no dilutive equity instruments as there were no equity awards of Honeywell Aerospace outstanding prior to the spin-off.
3.Pro forma standalone adjusted EBIT, pro forma standalone adjusted EPS, and free cash flow are non-GAAP financial measures. Management cannot reliably predict or estimate, without unreasonable effort, the impact and timing on future operating results arising from items excluded from segment margin and adjusted EPS, or the timing of working capital cash flows and capital expenditures. We therefore do not present a guidance range, or a reconciliation to, the nearest GAAP financial measures of net income, EPS, or cash provided by operating activities.

Honeywell Aerospace 2Q26 Results - 3
Segment results
Electronic Solutions sales grew 8% year over year on a reported and organic basis¹, led by strength in Defense and Space and Commercial Aftermarket. Segment adjusted EBIT¹ decreased by 3% year over year as higher volumes and pricing were more than offset by unfavorable mix and higher costs.

($ in millions)	2Q 2026	2Q 2025	% Change	% Organic
Sales	$1,774	$1,645	8%	8%
Segment profit/segment adjusted EBIT[1]	$459	$475	(3)%
Engines and Power Systems sales increased 1% year over year on a reported and organic basis¹ with higher Commercial Original Equipment shipments offset by lower Defense and Space shipments. Segment adjusted EBIT¹ decreased 32% year over year as unfavorable mix and higher costs more than offset price.

($ in millions)	2Q 2026	2Q 2025	% Change	% Organic
Sales	$1,406	$1,390	1%	1%
Segment profit/segment adjusted EBIT[1]	$174	$256	(32)%
Control Systems sales increased 7% year over year on a reported and organic basis¹, led by Commercial Aftermarket. Segment adjusted EBIT¹ increased 8% year over year as price more than offset higher costs.

($ in millions)	2Q 2026	2Q 2025	% Change	% Organic
Sales	$1,342	$1,254	7%	7%
Segment profit/segment adjusted EBIT[1]	$389	$361	8%
Conference call details
Honeywell Aerospace will discuss its second quarter results and full-year 2026 guidance during an investor conference call starting at 5:00 pm EDT today. A live webcast of the investor call as well as related presentation materials will be available through the Investor Relations section of the company’s website (investor.honeywellaerospace.com). A replay of the webcast will be available for 30 days following the presentation.

About Honeywell Aerospace
Honeywell Aerospace (Nasdaq: HONA) is an independent global aerospace and defense company whose critical technologies are broadly deployed on the world’s leading commercial air transport, business aviation, defense and space platforms. These integrated solutions enable safer, more efficient, and more reliable missions. Headquartered in Phoenix, Arizona, the company employs more than 36,000 people globally and supports more than 10,000 customers. With a broad portfolio spanning avionics and navigation systems, engines and power systems, and control systems for aircraft, Honeywell Aerospace combines commitment and deep engineering expertise to drive innovation and long-term value for the aerospace industry. For more information, visit www.honeywellaerospace.com or follow Honeywell Aerospace on LinkedIn.

Additional information
Honeywell Aerospace uses our Investor Relations website, investor.honeywellaerospace.com, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, public conference calls, and webcasts.

Forward-looking statements
We describe many of the trends and other factors that drive our business and future results in this release. These discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, estimates, forecasts, or anticipates will or may occur in the future. They are based on management's assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control.

Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those reflected in such statements. Important factors that could cause Honeywell Aerospace's actual results to differ materially from those projected in any forward-looking statements include, but are not limited to: (i) risks relating to Honeywell Aerospace's spin-off from Honeywell International Inc., including our ability to realize the anticipated benefits of operating as an independent public company; (ii) supply chain disruptions, including constraints on or changes in the price or availability of raw materials and components; (iii) our ability to successfully develop new technologies and introduce new products; (iv) our ability to compete successfully in the markets in which we operate; (v) changes in demand for our products and services, including conditions in the commercial aerospace,

Honeywell Aerospace 2Q26 Results - 4
business aviation, and defense and space markets; (vi) changes in government spending and risks associated with our government contracts; and (vii) other economic, business, competitive, regulatory, geopolitical, and market factors described in our filings with the Securities and Exchange Commission ("SEC").

These forward-looking statements should be considered in light of the information included in this release, our Registration Statement on Form 10 (File No. 001-43173), including the Information Statement dated June 15, 2026 contained therein, and our other filings with the SEC. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. Any forward-looking plans described herein are not final and may be modified or abandoned at any time. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law.

This release contains financial measures presented on a non-GAAP basis. Honeywell Aerospace’s non-GAAP financial measures used in this release are as follows:

Organic sales growth,
Adjusted EBIT,
Pro forma standalone adjusted EBIT,
Adjusted earnings per share,
Pro forma standalone adjusted earnings per share,
Free cash flow, and
Segment adjusted EBIT.

Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Refer to the Appendix attached to this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Honeywell Aerospace 2Q26 Results - 5
Honeywell Aerospace Inc.
Combined Statements of Operations (Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Product sales	$2,611	$2,425	$5,033	$4,658
Service sales	1,911	1,864	3,841	3,705
Net sales	4,522	4,289	8,874	8,363
Costs, expenses and other
Cost of products sold	1,988	1,837	3,820	3,472
Cost of services sold	953	888	1,843	1,804
Total cost of products and services sold	2,941	2,725	5,663	5,276
Research and development expenses	183	167	370	334
Selling, general and administrative expenses	722	383	1,286	748
Other expense, net	98	14	148	72
Interest and other financial charges	200	—	229	—
Total costs, expenses and other	4,144	3,289	7,696	6,430
Income before taxes	378	1,000	1,178	1,933
Income tax expense	122	148	280	295
Net income	256	852	898	1,638
Less: Net income attributable to noncontrolling interests	10	8	18	17
Net income attributable to Aerospace	$246	$844	$880	$1,621

Honeywell Aerospace 2Q26 Results - 6
Honeywell Aerospace Inc.
Combined Balance Sheets (Unaudited)
(Dollars in millions)

	June 27, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,057	$213
Accounts receivable, less allowances of $40 and $33, respectively	2,462	2,156
Inventories	4,466	4,311
Current contract assets	1,412	1,366
Other current assets	446	344
Total current assets	9,843	8,390
Property, plant and equipment, net	2,250	2,101
Goodwill	3,014	3,025
Other intangible assets, net	2,200	2,177
Deferred tax assets	381	412
Other assets	1,683	1,580
Total assets	$19,371	$17,685
LIABILITIES
Current liabilities:
Accounts payable	$2,793	$2,883
Current contract liabilities	1,595	1,589
Accrued liabilities	2,063	2,105
Total current liabilities	6,451	6,577
Long-term debt	15,849	4
Contract liabilities	1,107	1,091
Other liabilities	1,587	1,517
Total liabilities	24,994	9,189
EQUITY
Net Parent investment	(5,487)	8,609
Accumulated other comprehensive loss	(210)	(210)
Total (deficit) equity attributable to Aerospace	(5,697)	8,399
Noncontrolling interests	74	97
Total (deficit) equity	(5,623)	8,496
Total liabilities and (deficit) equity	$19,371	$17,685

Honeywell Aerospace 2Q26 Results - 7
Honeywell Aerospace Inc.
Combined Statements of Cash Flows (Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$256	$852	$898	$1,638
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	77	70	145	134
Amortization	45	40	88	78
Stock compensation expense	36	22	61	46
Deferred income taxes	7	(68)	36	(129)
Other	(41)	7	(54)	23
Changes in assets and liabilities
Accounts receivable	(311)	12	(365)	(211)
Inventories	(31)	(158)	(165)	(267)
Contract assets	42	(35)	(48)	(27)
Other assets	(90)	8	(85)	38
Accounts payable	114	113	(133)	(70)
Contract liabilities	35	(47)	29	(81)
Other liabilities	432	(68)	(61)	(147)
Net cash provided by operating activities	571	748	346	1,025
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(123)	(133)	(260)	(234)
Increase in investments, net	(7)	—	(5)	(1)
Amounts advanced for related party loans receivable	—	(1)	(7)	(7)
Repayments received from related party loans receivable	51	—	51	—
Net cash used for investing activities	(79)	(134)	(221)	(242)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	—	—	15,843	—
Net transfers (to) from Parent	(292)	(622)	(15,087)	(602)
Other	(111)	(23)	(12)	(25)
Net cash (used for) provided by financing activities	(403)	(645)	744	(627)
Effect of foreign exchange rate changes on cash and cash equivalents	(21)	13	(25)	19
Net increase (decrease) in cash and cash equivalents	68	(18)	844	175
Cash and cash equivalents at beginning of period	989	437	213	244
Cash and cash equivalents at end of period	$1,057	$419	$1,057	$419

Honeywell Aerospace 2Q26 Results - 8
Honeywell Aerospace Inc.
Segment Data (Unaudited)
(Dollars in millions)

	Three Months Ended		Six Months Ended
Net sales	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Electronic Solutions	$1,774	$1,645	$3,515	$3,195
Engines & Power Systems	1,406	1,390	2,826	2,664
Control Systems	1,342	1,254	2,533	2,504
Total Net sales	$4,522	$4,289	$8,874	$8,363

Reconciliation of Segment Profit to Income Before Taxes

	Three Months Ended		Six Months Ended
Segment profit	June 27, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Electronic Solutions	$459	$475	$969	$885
Engines & Power Systems	174	256	455	449
Control Systems	389	361	716	808
Corporate and All Other	(27)	(26)	(50)	(36)
Total Segment profit	995	1,066	2,090	2,106
Amortization of acquisition-related intangibles[1]	(22)	(17)	(44)	(34)
Stock compensation expense[2]	(36)	(22)	(61)	(46)
Transaction costs[3]	(329)	(17)	(522)	(17)
Environmental expenses[4]	(20)	(24)	(42)	(105)
Interest and other financial charges	(200)	—	(229)	—
Other, net[5]	(10)	14	(14)	29
Income before taxes	$378	$1,000	$1,178	$1,933

1.Amounts included in Cost of products and services sold and Selling, general and administrative expenses.
2.Amounts included in Selling, general and administrative expenses.
3.Amounts included in Selling, general and administrative expenses and Other expense, net.
4.Amounts included in Cost of products and services sold and Other expense, net.
5.Amounts include pension income (expense), repositioning charges, and other expenses.

Honeywell Aerospace 2Q26 Results - 9
Non-GAAP Financial Measures
The following information provides definitions and reconciliations of certain non-GAAP financial measures presented in this press release to which this reconciliation is attached to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP).
Management believes that, when considered together with reported amounts, these measures are useful to investors and management in understanding our ongoing operations and in the analysis of ongoing operating trends. Management believes these non‑GAAP financial measures provide investors with useful supplemental information related to our performance period to period, align the measures to how management evaluates performance internally, and make it easier for investors to compare our performance to peers. These measures should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Certain measures presented on a non-GAAP basis represent the impact of adjusting items net of tax. The tax-effect for adjusting items is determined individually and on a case-by-case basis. Other companies may calculate these non-GAAP measures differently, limiting the usefulness of these measures for comparative purposes.
Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the consolidated financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. Investors are urged to review the reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate Honeywell Aerospace’s business.
Information reconciling forward-looking GAAP financial measures to non-GAAP financial measures related to full-year 2026 guidance, including organic sales growth, pro forma standalone adjusted EBIT, pro forma standalone adjusted earnings per share, and second half free cash flow, is not available because management cannot reliably predict or estimate certain items without unreasonable effort. These items include fluctuations in global currency market; the timing, occurrence and impact of acquisition and divestiture transactions; pension mark-to-market expense as it is dependent on macroeconomic factors, such as interest rates and the return generated on invested pension plan assets; and the timing of working capital cash flows and capital expenditures. The information that is unavailable to provide a quantitative reconciliation could have a significant impact on our reported financial results.

Honeywell Aerospace 2Q26 Results - 10
Honeywell Aerospace Inc.
Reconciliation of Organic Sales Percent Change for Total Company and by Segment
(Unaudited)

2Q 2026 v. 2Q 2025
Honeywell Aerospace
Reported sales percent change	5%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	5%

Electronic Solutions
Reported sales percent change	8%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	8%

Engines & Power Systems
Reported sales percent change	1%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	1%

Control Systems
Reported sales percent change	7%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	7%
We define organic sales percent change as the year-over-year change in reported Net sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures, for the first 12 months following the transaction date, and other items that are unusual and non-recurring in nature (e.g., impact of comprehensive settlement related to Flexjet litigation). We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Aerospace 2Q26 Results - 11
Honeywell Aerospace Inc.
Reconciliation of Organic Sales Percent Change by End Market
(Unaudited)

2Q 2026 v. 2Q 2025
Commercial Original Equipment
Reported sales percent change	6%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	6%

Commercial Aftermarket
Reported sales percent change	8%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	8%

Defense and Space
Reported sales percent change	3%
Less: Foreign currency translation	—%
Less: Acquisitions	—%
Less: Other	—%
Organic sales percent change	3%
We define organic sales percentage as the year-over-year change in reported Net sales relative to the comparable period, excluding the impact on sales from foreign currency translation and acquisitions, net of divestitures, for the first 12 months following the transaction date, and other items that are unusual and non-recurring in nature (e.g., impact of comprehensive settlement related to Flexjet litigation). We believe this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.

Honeywell Aerospace 2Q26 Results - 12
Honeywell Aerospace Inc.
Reconciliation of Net Income to Segment Profit and Adjusted EBIT
(Unaudited)
(Dollars in millions)

	Three Months Ended
	June 27, 2026	June 28, 2025
Net income	$256	$852
Income tax expense	122	148
Amortization of acquisition-related intangibles(1)	22	17
Stock compensation expense(2)	36	22
Environmental expense(3)	20	24
Transaction costs(4)	329	17
Interest and other financial charges	200	—
Other, net(5)	10	(14)
Total Segment Profit/Adjusted EBIT	$995	$1,066
1.Amounts included in Cost of products and services sold and Selling, general and administrative.
2.Amounts included in Selling, general and administrative expenses.
3.Amounts included in Cost of products and services sold and Other expense, net.
4.Amounts included in Selling, general and administrative expenses and Other expense, net.
5.Amounts include pension (income) expense and repositioning and other charges.

We define Total segment profit as Net income, excluding taxes, interest, amortization of acquisition-related intangibles, stock compensation expense, environmental expense, pension income (expense), repositioning and other charges, transaction costs, expenses associated with the Honeywell trademark license, and other items within Other expense, net. We define adjusted EBIT as net income before taxes, excluding interest, amortization-related intangibles, stock compensation expense, environmental expense, pension income (expense), repositioning and other charges, transaction costs, expenses associated with the Honeywell trademark license, other items within Other expense, net, and other items that are unusual or non-recurring in nature, including but not limited to impairment charges and litigation charges (e.g., comprehensive settlement related to Flexjet litigation). We believe these measures are useful to investors as they provide greater transparency with respect to supplemental information used by management in its financial and operational decision making, as well as understanding ongoing operating trends.

Honeywell Aerospace 2Q26 Results - 13
Honeywell Aerospace Inc.
Reconciliation of Earnings per Share to Adjusted Earnings per Share
(Unaudited)

	Three Months Ended
	June 27, 2026	June 28, 2025
Earnings per share of common stock - diluted[1]	$0.78	$2.66
Amortization of acquisition-related intangibles[2]	0.05	0.04
Transaction costs[3]	1.04	0.05
Adjusted earnings per share of common stock - diluted	$1.87	$2.75

1.Reflects earnings per share on a diluted basis. On June 29, 2026, there were approximately 317 million shares of Honeywell Aerospace common stock outstanding. The computation of earnings per common share for all periods through June 27, 2026 was calculated using 317 million common shares. For periods prior to the Spin-Off, the Company participated in various Honeywell stock-based compensation plans. It is assumed that there are no dilutive equity instruments in prior periods as there were no equity awards of Honeywell Aerospace outstanding prior to Spin-Off. Outstanding equity instruments may convert into equity instruments of the Company after the Spin-Off and be included in the diluted earnings per share calculation in future reporting periods to the extent such equity instruments are dilutive.
2.For the three months ended June 27, 2026, acquisition-related intangibles amortization includes $18 million, net of tax benefit of $4 million. For the three months ended June 28, 2025, acquisition-related intangibles amortization includes $13 million, net of tax benefit of $4 million.
3.For the three months ended June 27, 2026, transaction related costs includes $329 million, without tax benefit. For the three months ended June 28, 2025, transaction related costs includes $15 million, net of tax benefit of $2 million.

We define adjusted earnings per share as diluted earnings per share adjusted to exclude various charges as listed above. We believe adjusted earnings per share is a measure that is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.